UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  6/1/2011

CITIZENS FIRST CORPORATION
(Exact name of registrant as specified in its charter)

Kentucky 333-67435 61-0912615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Ashley Street, Bowling Green, Kentucky 42103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (270) 393-0700

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

On June 2, 2011, Citizens First Corporation issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The press release announced the Company’s subsidiary Citizens First Bank, Inc. (“Citizens”) entry into a material definitive agreement to purchase a banking center located in Bowling Green, Kentucky, from Republic Bank & Trust Company (“Republic Bank”), a subsidiary of Republic Bancorp.

The agreement provides that Citizens will purchase certain fixed assets and outstanding loans and assume all deposits of Republic Bank’s Bowling Green banking center. Citizens will also make employment offers to all branch-based employees of the banking center as part of the transaction. In the aggregate, the transaction includes approximately $35 million in deposits and approximately $14.5 million in loans. The transaction is subject to customary closing conditions, including regulatory approvals, and is anticipated to be completed during August 2011.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
99.1 Press Release dated June 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FIRST CORPORATION
(Registrant)
By: /s/ M. Todd Kanipe M. Todd Kanipe
President and Chief Executive Officer

Date: June 2, 2011

EXHIBIT INDEX
99.1Press Release dated June 2, 2011.

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